UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2025, following the approval of the compensation committee of the board of directors (the “Board”) of Sonim Technologies, Inc. (the “Company”), the Company and Peter Liu, the Company’s Chief Executive Officer, entered into that certain first amendment to employment agreement (the “First Amendment to Employment Agreement”), amending the amended and restated letter agreement previously entered into by the Company and Mr. Liu, dated as of December 8, 2023 (the “CEO Employment Agreement”). The terms of the CEO Employment Agreement were amended as follows:

(i)	the definition of “Change in Control” was revised to include the following events: (a) the removal of a majority of the Board at any point during a period of two (2) consecutive years and (b) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition of all or substantially all of the Company’s assets; and

(ii)	the severance provision of the CEO Employment Agreement was amended to: (a) extend the protection period to twelve (12) months following a Change in Control, (b) add a “triggering event” defined to include: (i) a termination of Mr. Liu’s employment by the Company other than for death, disability or “cause” or (ii) a termination of employment by Mr. Liu following a reduction in position, pay or other constructive termination events, and (c) to increase the severance benefits payable in a lump sum to include (i) one hundred fifty percent (150%) of Mr. Liu’s then-current annual base salary and (ii) a pro-rated bonus in an amount calculated pursuant to the CEO Employment Agreement, assuming achievement of performance goals at one hundred percent (100%) of the bonus targets and a determination by the Board that a bonus is warranted.

The foregoing description of the First Amendment to Employment Agreement is qualified in its entirety by reference to the full text of the First Amendment to Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2025, the Company announced the formation of a Special Committee of the Board of Directors, comprised of two independent directors: Mr. Mike Mulica and Mr. James Cassano.

On April 3, 2025, the Company announced that the Special Committee had added a third member, Mr. Jack Steenstra, an independent director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First amendment to employment agreement, dated as of April 2, 2025, by and between Sonim Technologies, Inc. and Hao (Peter) Liu

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: April 3, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer